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Exhibit 10.37

NINTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

        NINTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT (this "Amendment"), dated as of January 31, 2002, among ELGAR HOLDINGS, INC. ("Holdings"), ELGAR ELECTRONICS CORPORATION (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"), and acknowledged by and, to the extent set forth below, agreed to by, J.F. LEHMAN EQUITY INVESTORS I, L.P. ("JFLEI"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H:

        WHEREAS, Holdings, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of February 3, 1998, and amended and restated as of May 29, 1998 (as amended, modified or supplemented to, but not including, the date hereof, the "Credit Agreement");

        WHEREAS, JFLEI previously has entered into the JFLEI Cash Collateral Agreement and the JFLEI Guaranty in favor of the Agent, the Collateral Agent and the Banks;

        WHEREAS, the parties hereto wish to amend and/or waive certain provisions of the Credit Agreement as herein provided;

        WHEREAS, concurrently with the effectiveness of this Amendment, JFLEI will enter into in favor of the Agent, the Collateral Agent and the Banks (i) a Guaranty, dated as of January 31, 2002 (as amended, modified or supplemented from time to time, the "JFLEI II Guaranty") and (y) a Cash Collateral Agreement, dated as of January 31, 2002 (as amended, modified or supplemented from time to time, the "JFLEI II Cash Collateral Agreement"); and

        WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto agree as follows.

        NOW, THEREFORE, it is agreed:

        1.    Holdings, the Borrower, the Banks and the Agent hereby acknowledge and agree that (i) on the Ninth Amendment Effective Date (as defined below), the Total Revolving Loan Commitment shall be increased from $5,000,000 to $6,700,000 (as such amount may be reduced from time to time and/or terminated in accordance with the terms of the Credit Agreement) and (ii) the initial incurrence of any Revolving Loans pursuant to such increase in the Total Revolving Loan Commitment may be made on February 1, 2002 only and the proceeds from such initial incurrence may be used solely for the purposes described in the second sentence of Section 7.08(a) of the Credit Agreement (as amended hereby). In connection therewith, Schedule I of the Credit Agreement is hereby amended by deleting the amount "$5,000,000" appearing each place under the "Revolving Loan Commitment" column appearing therein and inserting in lieu thereof the amount "$6,700,000".

        2.    Section 1.08(d) of the Credit Agreement is hereby deleted and the following new Section 1.08(d) is inserted in lieu thereof:

          "(d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, monthly in arrears on each Monthly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of one month, on each date occurring at one month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand."

        3.    Sections 3.01(a), (b) and (c) of the Credit Agreement are each hereby amended by deleting the words "quarterly in arrears on each Quarterly Payment Date" appearing in each such Section and inserting the words "monthly in arrears on each Monthly Payment Date" in lieu thereof in each such Section.

        4.    Section 3.01 of the Credit Agreement is hereby amended by inserting the following new clauses (g), (h), (i) and (j) at the end thereof:

          "(g)    The Borrower agrees to pay to the Agent for the pro rata account of each Bank an amendment fee for the Ninth Amendment in an aggregate amount equal to $50,000, which fee shall be payable on the earliest of (i) the date on which the Total Revolving Loan Commitment has been terminated and all other Obligations have been paid in full (other than indemnities not yet due and payable), (ii) the date on which the Obligations have been declared (or have become) due and payable as provided in the last paragraph of Section 10 and (iii) the Final Maturity Date.

          (h)    The Borrower agrees to pay to the Agent for the pro rata account of each Bank an additional amendment fee for the Ninth Amendment in an aggregate amount equal to $50,000, which fee shall be payable on the earliest of (i) the date on which the Total Revolving Loan Commitment has been terminated and all other Obligations have been paid in full (other than indemnities not yet due and payable), (ii) the date on which the Obligations have been declared (or have become) due and payable as provided in the last paragraph of Section 10 and (iii) the Final Maturity Date; provided, however, no fee shall be payable pursuant to this Section 3.01(h) to the extent that the Total Revolving Loan Commitment has been terminated and all other Obligations have been paid in full (other than indemnities not yet due and payable) on or before April 30, 2002 except to the extent that such fee would otherwise be due and payable pursuant to clause (ii) above.

          (i)    The Borrower agrees to pay to the Agent for the pro rata account of each Bank an additional amendment fee for the Ninth Amendment in an aggregate amount equal to $50,000, which fee shall be payable on the earliest of (i) the date on which the Total Revolving Loan Commitment has been terminated and all other Obligations have been paid in full (other than indemnities not yet due and payable), (ii) the date on which the Obligations have been declared (or have become) due and payable as provided in the last paragraph of Section 10 and (iii) the Final Maturity Date; provided, however, no fee shall be payable pursuant to this Section 3.01(i) to the extent that the Total Revolving Loan Commitment has been terminated and all other Obligations have been paid in full (other than indemnities not yet due and payable) on or before May 31, 2002 except to the extent that such fee would otherwise be due and payable pursuant to clause (ii) above.

          (j)    The Borrower agrees to pay to the Agent for the pro rata account of each Bank an additional amendment fee for the Ninth Amendment in an aggregate amount equal to $150,000, which fee shall be payable on the earlier of (i) the Final Maturity Date unless on or prior to such date the Total Revolving Loan Commitment has been terminated and all other Obligations have been paid in full (other than indemnities not yet due and payable) and (ii) the date on which the Obligations have been declared (or have become) due and payable as provided in the last paragraph of Section 10."

        5.    The table appearing in Section 4.02(b) of the Credit Agreement is hereby amended by deleting the Scheduled Repayment dates and the corresponding Scheduled Repayment amounts from and after

January 30, 2002 and inserting the following new Scheduled Repayment date and Scheduled Repayment amount in lieu thereof in such table:

        "Final Maturity Date                              $8,750,000".

        6.    Section 7.08(a) of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

    "Without limiting the foregoing, all proceeds of Revolving Loans incurred pursuant to the increase in the Total Revolving Loan Commitment contemplated by the Ninth Amendment initially shall be used to make the interest payment on the Senior Notes that is due on February 1, 2002, and thereafter shall be used solely for the working capital and general corporate purposes of the Borrower."

        7.    Section 8.01(f) of the Credit Agreement is hereby amended by deleting the text "Sections 8.01(b) and (c)" appearing therein and inserting the text "Sections 8.01(a), (b) and (c)" in lieu thereof.

        8.    The text of Section 9.07 of the Credit Agreement is hereby deleted and the following new text is inserted in lieu thereof:

        "Intentionally omitted."

        9.    The text of Section 9.08 of the Credit Agreement is hereby deleted and the following new text is inserted in lieu thereof:

        "Intentionally omitted."

        10.    Section 9.09 of the Credit Agreement is hereby deleted and the following new Section 9.09 is inserted in lieu thereof:

          "9.09 Minimum Consolidated EBITDA; Maximum Capital Expenditures. (a) Holdings will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal month of Holdings set forth below to be less than the amount set forth opposite such fiscal month below:

Fiscal Month Ending Closest To	Amount
February 28, 2002	$175,000
March 31, 2002	$340,000
April 30, 2002	$600,000
May 30, 2002	$1,170,000

          (b)    Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during the period from December 30, 2001 through the Final Maturity Date the Borrower may make Capital Expenditures in an aggregate amount not to exceed $500,000."

        11.    Section 9 of the Credit Agreement is hereby further amended by inserting the following new Section 9.16 at the end thereof:

          "9.16 Accounts. Neither Holdings nor any of its Subsidiaries will maintain any bank account, deposit account, securities account or similar account with any institution other than (i) those institutions (and accounts at such institutions) as set forth in Schedule XIV and (ii) accounts maintained with the Agent."

        12.    Section 10.04 of the Credit Agreement is hereby amended by deleting the amount "$3,000,000" appearing therein and inserting the amount "$150,000" in lieu thereof.

        13.    Section 10.09 of the Credit Agreement is hereby amended by deleting the amount "$2,500,000" each place such amount appears therein and inserting the amount "$150,000" in lieu thereof in each such place.

        14.    The definition of "Consolidated EBITDA" appearing in Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (x)(ii) thereof and inserting a comma in lieu thereof and (ii) inserting the following new clause (x)(iv) immediately after clause (x)(iii) thereof:

    "and (iv) (A) the amount of all legal fees and expenses incurred for such period in connection with the Ninth Amendment, (B) the amount of all consulting fees and expenses paid to Leary Masson for such period, provided that no more than $160,000 in the aggregate may be added back pursuant to this sub-clause (B) and (C) the amount of all Power Ten Restructuring Charges incurred for such period, provided that no more than $140,000 in the aggregate may be added back pursuant to this sub-clause (C), in each case (with respect to preceding sub-clauses (A), (B) and (C)) to the extent that same were deducted in arriving at Consolidated EBIT for such period".

        15.    The definition of "Credit Documents" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the text "the JFLEI II Guaranty," immediately after the text "the JFLEI Guaranty," appearing therein.

        16.    The definition of "Credit Party" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the following new text at the end thereof:

        "and, for purposes of Sections 10.02 and 10.03, JFLEI".

        17.    The definition of "Final Maturity Date" appearing in Section 11.01 of the Credit Agreement is hereby deleted and the following new definition of "Final Maturity Date" is inserted in lieu thereof:

        "Final Maturity Date" shall mean June 28, 2002."

        18.    The definition of "Guarantor" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the text ", JFLEI (for purposes of Section 10.08)" immediately after the word "Holdings" appearing therein.

        19.    The definition of "Guaranty" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the text ", the JFLEI II Guaranty" immediately after the text "the JFLEI Guaranty" appearing therein.

        20.    The definition of "Security Document" appearing in Section 11.01 of the Credit Agreement is hereby amended by inserting the text ", the JFLEI II Cash Collateral Agreement" immediately after the text "the JFLEI Cash Collateral Agreement" appearing therein.

        21.    The definition of "Test Period" appearing in Section 11.01 of the Credit Agreement is hereby deleted and the following new definition of "Test Period" is inserted in lieu thereof:

    "Test Period" shall mean the period from December 30, 2001 to the last day of the fiscal month of Holdings then last ended (in each case taken as one accounting period).

        22.    Section 11.01 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

          "JFLEI II Cash Collateral Agreement' shall have the meaning provided in the recitals to the Ninth Amendment.

          "JFLEI II Guaranty" shall have the meaning provided in the recitals to the Ninth Amendment."

          "Monthly Payment Date" shall mean the last Business Day of each calendar month.

          "Ninth Amendment" shall mean the Ninth Amendment and Waiver, dated as of January 31, 2002, to this Agreement.

          "Power Ten Restructuring Charges" shall mean those restructuring charges which relate to the merger of Power Ten with and into the Borrower and the consolidation of Power Ten's operations and facilities with those of the Borrower.

        23.    The parties hereto hereby acknowledge and agree that, notwithstanding anything to the contrary contained in any Credit Document, the occurrence of any event of the type described in Section 10.05 of the Credit Agreement with respect to JFLEI or the general partner thereof shall constitute an immediate Event of Default under the Credit Agreement.

        24.    The Banks hereby waive any Default or Event of Default that has arisen solely as a result of Holdings and the Borrower failing to comply with (i) Section 9.08 of the Credit Agreement during the period from the last day of Holdings' fiscal quarter ended closest to September 30, 2001 through and including January 31, 2002 and (ii) Sections 9.07 and 9.09 of the Credit Agreement for the Test Periods ended on the last day of Holdings' fiscal quarters ended closest to September 30, 2001 and December 31, 2001.

        25.    The Credit Agreement is hereby further amended by attaching as "Schedule XIV" thereto the Schedule XIV attached to this Amendment.

        26.    Holdings and the Borrower hereby agree that, at the request of the Agent, they will use their commercially reasonable efforts to promptly obtain control agreements, in form and substance reasonably satisfactory to the Agent, from those institutions, and with respect to those accounts, listed on Schedule XIV to the Credit Agreement (as amended hereby).

        27.    Each of Holdings and the Borrower acknowledges and agrees that, both before and after giving effect to this Amendment, the guaranties and the security and other interests granted to the Agent, the Collateral Agent and the other Secured Creditors pursuant to the Credit Documents to which each respective Credit Party is a signatory shall remain outstanding and in full force and effect in accordance with the Credit Documents, and shall continue to support and secure the Obligations, and that the guaranties and the security and other interests granted to the Agent, the Collateral Agent and the other Secured Creditors are hereby ratified, confirmed and continued by execution and delivery hereof. The Credit Documents shall, both before and after giving effect to this Amendment, remain extant and in full force and effect, and each of the Credit Parties hereby ratifies and confirms its respective obligations thereunder. The Borrower hereby acknowledges that, as of the Ninth Amendment Effective Date (but before giving effect to this Amendment), principal in the amount of $13,750,000, plus accrued and unpaid interest and applicable fees and expenses, is outstanding under the Credit Agreement, and further acknowledges its unconditional liability to pay such amounts (as well as all Obligations incurred or owing from and after the Ninth Amendment Effective Date) in accordance with the terms and conditions of the Credit Agreement, all without offset, defense or counterclaim except to the extent expressly set forth in Section 4.04(b) of the Credit Agreement.

        28.    JFLEI acknowledges and agrees that, both before and after giving effect to this Amendment, the guaranties and the security and other interests granted to the Agent, the Collateral Agent and the other Secured Creditors pursuant to the JFLEI Guaranty and the JFLEI Cash Collateral Agreement shall remain outstanding and in full force and effect in accordance with such Credit Documents, and shall continue to support and secure the Guaranteed Obligations (as defined in the JFLEI Guaranty), and that the guaranties and the security and other interests granted to the Agent, the Collateral Agent and the other Secured Creditors are hereby ratified, confirmed and continued by execution and delivery hereof. The JFLEI Guaranty and the JFLEI Cash Collateral Agreement shall, both before and after giving effect to this Amendment, remain extant and in full force and effect, and JFLEI hereby ratifies and confirms its obligations thereunder.

        29.    In addition to acknowledging and, to the extent provided herein, agreeing to the other provisions of this Amendment, JFLEI hereby acknowledges and agrees that (i) its obligations under the JFLEI Guaranty and the JFLEI Cash Collateral Agreement are separate and independent of its obligations under the JFLEI II Guaranty and the JFLEI II Cash Collateral Agreement, (ii) for clarification purposes, the JFLEI Guaranty is hereby amended by inserting the words "under this Guaranty" immediately after the words "Guaranteed Obligations" appearing in clauses (x) and (y) of the proviso to the first sentence of Section 1 of the JFLEI Guaranty, and (iii) the JFLEI Guaranty is hereby further amended by (a) inserting the text "and the last sentence of this Section 1" immediately after the words "subject to the limitations set forth in clause (x) of the proviso of the immediately preceding sentence" appearing in the second sentence of Section 1 of the JFLEI Guaranty and (b) inserting the following new sentence at the end of Section 1 thereof:

    "The Agent agrees that, prior to seeking personal recourse against the Guarantor in respect of the Guarantor's obligations under this Guaranty, the Agent will first seek to enforce this Guaranty against the Guarantor by attempting to exercise the Agent's remedies under the JFLEI Cash Collateral Agreement; provided, however, the Agent may seek personal recourse against the Guarantor in respect of the Guarantor's obligations under this Guaranty in the event that (x) the Agent cannot get access to the Account Proceeds (as defined in the JFLEI Cash Collateral Agreement) and withdraw the same from the Account (as defined in the JFLEI Cash Collateral Agreement) in each case within one Business Day of the Agent's attempt to do same or (y) after withdrawing such Account Proceeds as provided above, the Account Proceeds are insufficient to fully cover the Guarantor's obligations under this Guaranty."

        30.    This Amendment shall become effective on the date (the "Ninth Amendment Effective Date") when (i) each of Holdings, the Borrower, JFLEI and the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Agent at the Notice Office, (ii) JFLEI shall have executed and delivered (including by way of facsimile transmission) to the Agent at the Notice Office a signed counterpart of each of the JFLEI II Guaranty and the JFLEI II Cash Collateral Agreement and shall have deposited with the Collateral Agent at least $1,700,000 in cash in accordance with the terms of the JFLEI II Cash Collateral Agreement, (iii) the Agent shall have received true and correct copies of resolutions duly approved by the board of directors of Holdings and the Borrower with respect to the transactions contemplated by this Amendment, which resolutions shall be in form and substance reasonably satisfactory to the Agent and shall be certified by the Secretary or an Assistant Secretary of each such Credit Party, (iv) the Agent shall have received true and correct copies of resolutions duly approved by the managing members of the general partner of JFLEI with respect to the transactions contemplated by this Amendment, the JFLEI II Guaranty and the JFLEI II Cash Collateral Agreement, which resolutions shall be in form and substance reasonably satisfactory to the Agent and shall be certified by an authorized officer of JFLEI or the general partner thereof, and (v) the Agent shall have received an opinion from Gibson, Dunn & Crutcher LLP, in form and substance reasonably satisfactory to the Agent, with respect to the transactions contemplated by this Amendment, the JFLEI II Guaranty and the JFLEI II Cash Collateral Agreement.

        31.    In order to induce the Banks to enter into this Amendment, each of Holdings and the Borrower hereby represents and warrants that (i) no Default or Event of Default exists on the Ninth Amendment Effective Date, after giving effect to this Amendment, (ii) as of the Ninth Amendment Effective Date and before giving effect to this Amendment, Holdings and its Subsidiaries may incur at least $1,000,000 of additional Indebtedness in reliance on clause (xiv) of the definition of "Permitted Indebtedness" contained in the Senior Note Indenture and (iii) the transactions contemplated by this

Amendment, the JFLEI II Guaranty and the JFLEI II Cash Collateral Agreement do not violate or contravene the Senior Note Indenture or constitute a default or an event of default thereunder.

        32.    This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be delivered to Holdings, the Borrower and the Agent.

        33.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

        34.    From and after the Ninth Amendment Effective Date, all references in the Credit Agreement and each of the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

        35.    This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

* * *

        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

ELGAR HOLDINGS, INC.
By:	/s/ KENNETH R. KILPATRICK President and Chief Executive Officer
ELGAR ELECTRONICS CORPORATION
By:	/s/ KENNETH R. KILPATRICK President and Chief Executive Officer
BANKERS TRUST COMPANY, Individually and as Agent
By:	/s/ PATRICK W. DOWLING Vice President

Acknowledged, and as to paragraphs 28 and 29 only, Agreed to, as of the date written above:
J.F. LEHMAN EQUITY INVESTORS I, L.P.
By: J.F.L. Investors, L.L.C., its sole general partner
By:	/s/ DONALD GLICKMAN Managing Member

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  Exhibit 10.37
NINTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT